Fifth Third Bank Auto Receivables Trust 1996-B            EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Oct-96            31-Oct-96
Distribution Date:    15-Nov-96                       Per $1,000 of
                                                         Original
                                                        Class A /
Statement for Class A and Class B                        Class B
  Certificateholders Pursuant to Section 4.7           Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $14,277,214.58    $37.19536565
          Class B Certificate Amount   $1,074,629.05    $37.19469230

(ii)  Interest Distribution
          Class A Certificate Amount   $1,986,601.57     $5.17554537
          Class B Certificate Amount     $155,327.77     $5.37615153

(iii)  Servicing Fee                     $331,183.49     $0.80241017

(iv)  Class A Certificate Balance
         (after principal distributions)             $355,323,077.83
        Class A Pool Factor
         (after principal distributions)                   0.9256968
        Class B Certificate Balance
         (after principal distributions)              $26,745,270.71
        Class B Pool Factor
         (after principal distributions)                   0.9256981

(v)  Total Pool Balance
         (end of Collection Period)                  $382,068,348.54

                                      Current Period      Cumulative
vi)     Defaulted Receivables                  $0.00           $0.00
         Liquidation Proceeds                  $0.00           $0.00
         Aggregate Net Losses                  $0.00           $0.00

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                $4,016.38
          Interest Portion                                    $18.93

(viii)  Class A Interest Carryover Shortfall                   $0.00
          Class B Interest Carryover Shortfall                 $0.00
          Class A Principal Carryover Shortfall                $0.00
          Class B Principal Carryover Shortfall                $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)        $15,675,703.40

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)     $19,103,417.43